UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 21, 2008
Cavco Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-08822	56-2405642
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1001 North Central Avenue, Suite 800, Phoenix, Arizona	85004
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number including area code: (602) 256-6263
Not applicable
(Former name or former address if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 9.01.	Financial Statements and Exhibits

SIGNATURES

EXHIBIT INDEX

EX-99.1	Earnings Press Release

EX-99.2	Press Release
EX-99.1
EX-99.2

Item 2.02.	Results of Operations and Financial Condition
     On October 23, 2008, Cavco Industries, Inc., a Delaware corporation (the “Corporation”), announced its financial results for its fiscal second quarter and six months ended September 30, 2008. A copy of the Corporation’s press release announcing these financial results is attached as Exhibit 99.1 hereto and incorporated in this Item 2.02 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (b) On October 21, 2008, Jacqueline Dout notified the Corporation of her resignation from the Corporation’s Board of Directors. Ms. Dout indicated that her resignation is to allow her to focus on her other business interests and not as a result of any disagreement with the Corporation. Ms. Dout was Chairperson of the Audit Committee and a member of the Compensation Committee of the Board.
     (c) On October 21, 2008, the Corporation elected David A. Greenblatt to the Corporation’s Board of Directors to fill the vacancy created by the resignation of Jacqueline Dout. Mr. Greenblatt will serve as a member of the Audit Committee and Compensation Committee of the Board. A copy of the Corporation’s press release announcing this event is attached as Exhibit 99.2 hereto and incorporated by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit
Number	Description

99.1	Earnings Press Release dated October 23, 2008

99.2	Press Release dated October 23, 2008

SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVCO INDUSTRIES, INC.
	By:	/s/ Daniel L. Urness
		Name:	Daniel L. Urness
Date: October 23, 2008		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Earnings Press Release dated October 23, 2008

99.2	Press Release dated October 23, 2008